UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2010

Motorola, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K presents previously reported selected GAAP financial information of Motorola, Inc. (the “Company”) for fiscal years 2007, 2008 and 2009 and for the first half of 2010 in a reclassified format to reflect (i) the presentation of certain portions of the Company’s Networks business as discontinued operations as a result of the Company’s announcement of an agreement to sell a majority of the assets and liabilities of its Networks business to Nokia Siemens Networks B.V., (ii) the reclassification of the operating results of previously disposed businesses, which were deemed to be immaterial at the time of their disposition, from the Enterprise Mobility Solutions segment to discontinued operations, and (iii) the resulting revised presentation of the Company’s operating business segments.

Beginning in the third quarter of 2010, the results of operations of the portions of the Networks business included in the transaction with Nokia Siemens Networks B.V., as well as the results of operations of the previously disposed businesses, will be reported as discontinued operations.  The assets and liabilities of the Networks business, as well as the assets and liabilities of the previously disposed businesses recorded by the Company prior to the closing of the underlying transactions, will be reported as assets and liabilities held for sale in the applicable periods presented.  All previously reported financial information has been revised to conform to the current presentation.

This Form 8-K is intended to assist investors in making comparisons of the Company’s historical financial information with future financial information.

The information in this Form 8-K that is furnished under “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.02  Results of Operations and Financial Condition

On July 19, 2010, the Company announced an agreement to sell certain assets and liabilities of its Networks business to Nokia Siemens Networks B.V. for $1.2 billion in cash.  The transaction is expected to close by early 2011.  Based on the terms and conditions of the sale agreement, certain assets, including the Company’s iDEN infrastructure business and substantially all the patents related to the Company’s wireless network infrastructure business, are excluded from the transaction.  As a result, beginning in the third quarter of 2010, the results of operations of the portions of the Networks business included in the transaction will be reported as discontinued operations.  Certain Corporate and general costs which have historically been allocated to the Networks business will remain with the Company after the sale of the Networks business.

Additionally, the results of operations of previously disposed businesses, which were deemed to be immaterial at the time of their disposition, will be reclassified from the Enterprise Mobility Solutions segment to discontinued operations.  These businesses include (i) an Israel-based wireless network operator, (ii) the biometrics business, and (iii) Good Technology.

The assets and liabilities of the Networks business, as well as the assets and liabilities of the previously disposed businesses recorded by the Company prior to the closing of the underlying transactions, will be reported as assets and liabilities held for sale in the applicable periods presented.

As a result of the above factors, Motorola, Inc. will now report financial results for the following operating business segments:

•                  Mobile Devices:  This segment designs, manufactures, sells and services wireless handsets, including smartphones, with integrated software and accessory products, and licenses intellectual property.  There was no change to previously reported financial information for this segment.

•                  Home:  This segment designs, manufactures, sells, installs and services digital video, Internet Protocol video and broadcast network interactive set-tops, end-to-end video distribution systems, broadband access infrastructure platforms, and associated data and voice customer premise equipment to cable television and telecom service providers.  There was no change to previously reported financial information for this segment.

•                  Enterprise Mobility Solutions:  This segment designs, manufactures, sells, installs and services analog and digital two-way radios, wireless LAN and security products, voice and data communications products and systems for private networks, wireless broadband systems and end-to-end enterprise mobility solutions.  The operating results of the Company’s iDEN infrastructure business and the licensing activity related to the patents which are excluded from the transaction with Nokia Siemens Networks B.V. will now be reported as part of the Enterprise Mobility Solutions segment.  In addition, the Corporate and general costs which have historically been allocated to the Networks business will now be allocated to the Enterprise Mobility Solutions segment.

Based on the above factors, all previously reported selected GAAP financial information of the Company for fiscal years 2007, 2008 and 2009 and for the first half of 2010 has been revised to conform to the current presentation in order to assist the understanding of the Company’s continuing operations.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following is furnished as an Exhibit to this Report:

Exhibit 99.1                          Revised Segment Information tables for fiscal years 2007, 2008 and 2009 and for the first half of 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Date: September 30, 2010	By:	/s/ JOHN K. WOZNIAK
John K. Wozniak
Corporate Vice President
and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Revised Segment Information tables for fiscal years 2007, 2008 and 2009 and for the first half of 2010